Exhibit 99.1

P&F INDUSTRIES, INC. CLOSES ON PAYCHECK PROTECTION

PROGRAM LOAN UNDER THE CARES ACT

MELVILLE, N.Y., April 23, 2020 P&F Industries, Inc. (NASDAQ:PFIN), today announced that on April 20, 2020 it closed on a $2,929,200 Payroll Protection Program (PPP) loan, as provided pursuant to the Coronavirus Aid, Relief, and Economic Security Act ( CARES Act), signed into law on March 27, 2020. PPP loans, which are unsecured and guaranteed by the U.S. Small Business Administration (SBA), were designed to create economic stimulus by providing additional operating capital to small businesses, such as P&F, in the United States for permitted uses for an eight-week period following receipt of funds.

The loan, which was obtained from BNB Bank under a promissory note dated April 17, 2020, provides for a fixed rate of one percent per year with a maturity date of two years from the April 20, 2020 receipt of the funds. No payments of principal or interest are due during the initial six-month period. Beginning in the seventh month, the Company is required to make monthly payments of principal and interest until maturity, for any portion of the loan that is not forgiven. Up to 100% of the loan can be forgiven based on the amount of the funds used during the first eight-week period after receiving the funds towards payroll, rent, and certain other permitted operating expenses calculated pursuant to the CARES Act, although no assurance can be provided that P&F will obtain forgiveness of the loan in whole or in part.

Richard Horowitz, P&F's Chairman, President and Chief Executive Officer, stated “We are grateful for this stimulus in response to the COVID-19 pandemic. Access to this form of funding will help us continue to execute our plans and maintain our workforce while we manage through this crisis, and continue to manufacture and distribute our products to our customers, many of which are critical to the ongoing operation of many essential and life sustaining industries.”

About P&F Industries, Inc.

P&F Industries, Inc., through its wholly owned subsidiaries, is a leading manufacturer and importer of power tools and accessories sold principally to the aerospace, industrial, automotive and retail markets. P&F’s products are sold under its own trade names, as well as under the private labels of major manufacturers and retailers.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the Reform Act) provides a safe harbor for forward-looking statements made by or on behalf of P&F Industries, Inc. and subsidiaries (P&F, or the Company). P&F and its representatives may, from time to time, make written or verbal forward-looking statements, including statements contained in the Company’s filings with the Securities and Exchange Commission and in its reports to shareholders. Generally, the inclusion of the words believe, expect, intend, estimate, anticipate, will, may, would, could, should and their opposites and similar expressions identify statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections. Any forward-looking statements contained herein, including those related to the Company’s future performance, are based upon the Company’s historical performance and on current plans, estimates and expectations. All forward-looking statements involve risks and uncertainties. These risks and uncertainties could cause the Company’s actual results for all or part the 2020 fiscal year and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company for a number of reasons including, but not limited to:

•	Risks associated with health crises including epidemics and pandemics;
•	Exposure to fluctuations in energy prices;
•	Debt and debt service requirements;
•	Borrowing and compliance with covenants under our credit facility;
•	Disruption in the global capital and credit markets;
•	The strength of the retail economy in the United States and abroad;
•	Risks associated with sourcing from overseas;
•	Importation delays;
•	Risks associated with Brexit;
•	Customer concentration;
•	Adverse changes in currency exchange rates;
•	Impairment of long-lived assets and goodwill;
•	Unforeseen inventory adjustments or changes in purchasing patterns;
•	Market acceptance of products;
•	Competition;
•	Price reductions;
•	Interest rates;
•	Litigation and insurance;
•	Retention of key personnel;
•	Acquisition of businesses;
•	Regulatory environment;
•	The threat of terrorism and related political instability and economic uncertainty;
•	Information technology system failures and attacks;

and those other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other reports and statements filed by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. The Company cautions you against relying on any of these forward-looking statements.

P&F Industries, Inc.

Joseph A. Molino, Jr.

Chief Operating Officer

631-694-9800

www.pfina.com